UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

OVERTURE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

c/o Maples Corporate Services Limited
P.O. Box 309
Ugland House
Grand Cayman KY1-1104
Cayman Islands
(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-146946

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one Ordinary Share and one Warrant	American Stock Exchange

Ordinary Shares included in Units, par value $0.0001 per share	American Stock Exchange

Warrants included in Units, exercisable for Ordinary Shares at an exercise price of $7.00 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

          N/A
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and warrants (the “Securities”) of Overture Acquisition Corp., a Cayman Islands exempted company with limited liability (the “Company”). The description of the Securities contained under the heading “Description of securities” in the registration statement on Form S-1, as amended, to which this Form 8-A relates (File No. 333-146946) (the “Registration Statement”) is incorporated herein by reference. In addition, any description under the caption “Description of securities” in a form of prospectus relating to the Registration Statement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

3.1*	Memorandum and Articles of Association.
3.2***	Form of Amended and Restated Memorandum and Articles of Association.
4.1**	Specimen Unit Certificate.
4.2**	Specimen Ordinary Share Certificate.
4.3***	Specimen Warrant Certificate.
4.4***	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.
10.7***	Form of Registration Rights Agreement among the Registrant and the initial shareholders of the Registrant.

*

Incorporated by reference to the corresponding exhibit of the same number filed with Amendment No. 1 of the Registration Statement, which was filed with the Securities and Exchange Commission on December 3, 2007.

**

Incorporated by reference to the corresponding exhibit of the same number filed with Amendment No. 3 of the Registration Statement, which was filed with the Securities and Exchange Commission on January 11, 2008.

***

Incorporated by reference to the corresponding exhibit of the same number filed with Amendment No. 4 of the Registration Statement, which was filed with the Securities and Exchange Commission on January 18, 2008.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 22, 2008

OVERTURE ACQUISITION CORP.
By:	/s/ John F. W. Hunt
John F. W. Hunt Chief Executive Officer